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Exhibit 10.28

***Text Omitted and Filed Separately
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(B)(4) AND 230.406

Amendment No. 6
To
Communications Voice and Data Services Provider Agreement

        This Amendment No. 6 to the Communication Voice and Data Services Provider Agreement dated May 12. 2003, as amended ("Amendment") is entered into as of June 26, 2008 ("Amendment Effective Date") by and between QUALCOMM Incorporated, a Delaware corporation ("Qualcomm") and CardioNet, Inc., a California corporation ("CardioNet"), with respect to the following facts:

RECITALS

A.
QUALCOMM and CardioNet entered into the Communication Voice and Data Services Provider Agreement as of May 12, 2003, as amended (the "Agreement"), pursuant to which CardioNet purchases wireless voice and data communications services from Qualcomm for use in the CardioNet Service (as such terms are defined in the Agreement).

B.
The parties executed Amendments No. 1 through 5 pursuant to which pricing and other terms were amended as set forth in each Amendment.

C.
By this Amendment No. 6, Qualcomm and CardioNet wish to further amend the Agreement as specified herein.

D.
Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of is hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

  1.
  Section 3.3, Pricing, as amended in Amendment No. 5, is amended and restated in its entirety as follows:

  The pricing and rates that CardioNet shall pay to Qualcomm for the Qualcomm Service and the Voice Services shall be as set forth in Exhibit B. Such pricing may be modified only upon mutual written agreement of the Parties.

  2.
  Section 5.4, Taxes, shall be deleted in its entirety.

  3.
  Section 5.3, Payment of Invoices, shall be amended to add the following paragraph:

        All payments shall be made in U.S. currency and free of any withholding tax, currency control or other restrictions. CardioNet shall pay all sales, use, property, excise and other taxes or regulatory fees, including VAT and duties, now or hereafter imposed by any government agency in connection with the services; provided, however, that this provision shall not apply to taxes based upon Qualcomm's income. Qualcomm's rates and charges do not include such taxes or fees unless otherwise agreed to in writing, and any such taxes or fees are in addition to the prices stated herein.

  4.
  Section 9.4, Exclusivity, is hereby added as follows:

        9.4    Exclusivity.    CardioNet agrees that Qualcomm will be CardioNet's exclusive provider of monitoring and communication services through the Original Term ("Exclusivity Period"). In the event CardioNet utilizes the services of another provider for the same or similar services provided by Qualcomm pursuant to the

Agreement during the Exclusivity Period, Qualcomm may invoice CardioNet for the difference between the current Base Data Service Plan Fees of $[...***...] per Revenue Monitor per month and the discounted Base Data Service Plan Fees set forth below calculated from the Amendment Effective Date and Qualcomm may terminate this Agreement for Default as provided for in the Agreement.

        Section 11.1, Term, is hereby amended as follows:

        The Original Term is extended through September 1, 2012.

  5.
  Section 12.2, Notices, is amended to update both parties' Notice information as follows:

QUALCOMM Incorporated 5775 Morehouse Drive San Diego, CA 92121 Facsimile: 858-651-6045 Ann: Director of Contracts	CardioNet, Inc. 227 Washington Street Conshohocken, PA 19428 Facsimile: /s/ 866-924-2498 Attention: SVP. Business Operations

With a copy to:
QES Legal Department
Facsimile No.: (858-658-1576)

  6.
  Exhibit B, Qualcomm Service Pricing, as amended in Amendments No, 1, 2, 3 and 5, is further amended as follows:

        Paragraph (a), Base Data Service Plan Fees, is amended and restated in its entirety as follows:

        "(a) Base Data Service Plan Fees: Qualcomm agrees to provide a discount to the current Base Data Service Fee of $[...***...] per Month Per Revenue Monitor as set forth below, subject to Exhibit B. Paragraph (b) (ii) as amended. In the event the number of Revenue Monitors changes between pricing tiers set forth below during a monthly billing period, the new tier pricing will be applicable beginning the next monthly billing cycle.

        The following volume-tiered discounted Base Data Service Fees and Reduced Data Service Fees are applicable to the Revenue Monitors:

Number of Monitors	Discounted Base Data Service Fee Per Month Per Revenue Monitor	Discounted Reduced Data Service Fee (> 400KB per month)
[...***...]	$[...***...]	$[...***...]

[...***...]	$[...***...]	$[...***...]

[...***...]	$[...***...]	$[...***...]

7.
Paragraph (e), Other Data Service Plan Fees, as amended in Amendment No. 2. is further amended as follows:

  Reduced Data Service Fee:    A Monitor is considered eligible for the discounted Reduced Data Service Fees as set forth in paragraph (a) above during any month in which such Monitor communicates four hundred (400) kilobytes or less.

        The remainder of this paragraph (e) remains as is.

***    CONFIDENTIAL TREATMENT REQUESTED

  7.
  All other terms and conditions in the Agreement remain the same.

        EFFECTIVENESS.    Except as modified by this Amendment No. 6 as of the date set forth above, the Agreement shall remain in full force and effect. No modification, amendment or other change may be made to this Amendment No. 6 or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

        IN WITNESS THEREOF, the parties have executed this Amendment No. 6 as of the Amendment Effective Date.

QUALCOMM Incorporated
By:	/s/ Steve Pazol	By:	/s/ Arie Cohen
Name: Steve Pazol Title: VP & GM		Name: Arie Cohen Title: President & CEO

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  Exhibit 10.28
Amendment No. 6 To Communications Voice and Data Services Provider Agreement